Amended: June 2022

EXHIBIT 6: CODE OF ETHICS

PROCURE ETF TRUST II

Adopted Under 17j-1
ACCESS PERSONS

Name	Title	Date of Access Person Designation
Stacey Gillespie	CCO	February 1, 2020
Robert Tull	Officer

Background
While affirming its confidence in the integrity and good faith of all of its officers and trustees, Procure ETF Trust II(the “Trust”), recognizes that the knowledge of present or future portfolio transactions and, in certain instances, the power to influence portfolio transactions which may be possessed by certain of officers, employees and trustees could place such individuals, if they engage in personal transactions in securities which are eligible for investment by the Trust, in a position where their personal interest may conflict with that of the Trust.
In view of the foregoing and of the provisions of Rule 17j-1(b)(1) under the Investment Company Act of 1940 (the “1940 Act”), the Trust has determined to adopt this Code of Ethics to specify and prohibit certain types of transactions deemed to create conflicts of interest (or at least the potential for or the appearance of such a conflict), and to establish reporting requirements and enforcement procedures.
I.Statement of General Principles.
In recognition of the Trust and confidence placed in the Trust by its shareholders, and to give effect to the Trust’s belief that its operations should be directed to the benefit of its shareholders, the Trust hereby adopts the following general principles to guide the actions of its trustees, officers and employees:
The interests of the Trust’s shareholders are paramount, and all of the Trust’s personnel must conduct themselves and their operations to give maximum effect to this tenet by assiduously placing the interests of the shareholders before their own.
1.All personal transactions in securities by the Trust’s personnel must be accomplished so as to avoid even the appearance of a conflict of interest on the part of such personnel with the interests of the Trust and its shareholders.

2.All of the Trust’s personnel must avoid actions or activities that allow (or appear to allow) a person to profit or benefit from his or her position with respect to the Trust, or that otherwise bring into question the person’s independence or judgment.

II.Definitions.
1.“Access Person” shall mean (i) each director/trustee or officer of the Trust, (ii) each director/trustee, officer or employee of the Trust or any of the Trust’s advisers or sub- advisers (or of any company in a Control relationship to the Trust or such advisers or sub-advisers) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of a Security by the Trust or any series thereof (each a “Fund”), or whose functions relate to the making of any recommendations with respect to such purchases or sales, (iii) any natural person in a Control relationship to the Trust or any of the Trust’s advisers or sub-advisers who obtains information concerning recommendations made to the Trust with respect to the purchase or sale of a Security by any Fund; and (iv) each director, officer or general partner of any principal underwriter for the Trust, but only where such person, in the ordinary course of business, either makes, participates in, or obtains information regarding the purchase or sale of Securities by the Fund(s), or whose functions relate to the making of recommendations regarding Securities to the Fund(s).

2.“Automatic Investment Plan” shall mean a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

3.‘Beneficial Ownership” of a security is to be determined in the same manner as it is for purposes of Section 16 of the Securities Exchange Act of 1934. This means that a person should generally consider himself the beneficial owner of any securities in which he has a direct or indirect pecuniary interest. In addition, a person should consider himself the beneficial owner of securities held by his spouse, his minor children, a relative who shares his home, or other persons by reason of any contract, arrangement, understanding or relationship that provides him with sole or shared voting or investment power.

4.“Control” shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act. Section 2(a)(9) provides that “control” means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company’s outstanding voting security is presumed to give the holder thereof control over the company. Such presumption may be countered by the facts and circumstances of a given situation.

5.“Independent Trustee” means a Trustee of the Trust who is not an “interested person” of the Trust within the meaning of Section 2(a)(19) of the 1940 Act.

6.“Initial Public Offering” (“IPO”) means an offering of Securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

7.“Private Placement” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) in the Securities Act of 1933.

8.“Special Purpose Investment Personnel” means each Access Person who, in connection with his or her regular functions (including, where appropriate, attendance at Board meetings and other meetings at which the official business of the Trust or any Fund thereof is discussed or carried on), obtains contemporaneous information regarding the purchase or sale of a Security by a Fund. Special Purpose Investment Personnel shall occupy this status only with respect to those Securities as to which he or she obtains such contemporaneous information.

9.“Purchase or sale of a Security” includes, among other things, the writing of an option to purchase or sell a Security.

10.“Security” shall have the same meaning as that set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include securities issued by the Government of the United States or an agency thereof, bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, and shares issued by registered, open-end mutual funds.

11.A Security “held or to be acquired” by the Trust or any Fund means (A) any Security which, within the most recent fifteen days, (i) is or has been held by the Trust or any Fund thereof, or (ii) is being or has been considered by a Fund’s investment adviser or sub-adviser for purchase by the Fund; (B) and any option to purchase or sell and any Security convertible into or exchangeable for any Security described in (A) above.

12.A Security is “being purchased or sold” by the Trust from the time when a purchase or sale program has been communicated to the person who places the buy and sell orders for the Trust until the time when such program has been fully completed or terminated.

III.Prohibited Purchases and Sales of Securities.
1.No Access Person shall, in connection with the purchase or sale, directly or indirectly, by such person of a Security held or to be acquired by the Trust or any Fund:

a)Employ any device, scheme or artifice to defraud such Fund;
b)Make to such Fund any untrue statement of a material fact or omit to state to such Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;
c)Engage in any act, practice or course of business which would operate as a fraud or deceit upon such Fund; or
d)Engage in any manipulative practice with respect to a Fund.

2.No Special Purpose Investment Personnel may purchase or sell, directly or indirectly, any Security as to which such person is a Special Purpose Investment Personnel in which he had (or by reason of such transaction acquires) any Beneficial Ownership at any time within 30 calendar days before or after the time that the same (or a related) Security is being purchased or sold by any Fund.

3.No Special Purpose Investment Personnel may sell a Security as to which he or she is a Special Purpose Investment Personnel within 60 days of acquiring beneficial ownership of that Security.
IV.Additional Restrictions and Requirements.
1.Each Access Person must obtain approval from the Review Officer before acquiring Beneficial Ownership of any securities offered in connection with an IPO or a Private Placement.
2.No Access Person shall accept or receive any gift of more than de minimis value from any person or entity that does business with or on behalf of the Trust.
3.Each Access Person (other than the Trust’s Independent Trustees) who is not required to provide such information under the terms of a code of ethics described in Section VII hereof must provide to the Review Officer, no later than ten days after he or she becomes an Access Person, an initial holdings report, and, within forty-five days after the end of each calendar year, an annual holdings report. The initial and annual holding reports shall disclose:

a)The title, number of shares and principal of amount of each Security in which such Access Person had any direct or indirect Beneficial Ownership;
b)The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person; and
c)The date that the report was submitted by the Access Person.

The information included in the initial holdings report must be current as of a date no more than 45 days prior to the date such person becomes an Access Person. The information included in the annual holdings report must be as of each calendar year- end. The Initial Holdings Report and Annual Holdings Report are attached as Exhibit II and Exhibit III, respectively.
Access Persons are not required to submit an initial or annual holdings report with respect to transactions executed for, and Securities held in, any account over which the Access Person has no direct or indirect influence or Control.
V.Reporting Obligations.
1.Except as discussed below, each Access Person (other than the Trust’s Independent Trustees) shall report all transactions in Securities in which the person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership. Reports shall be filed with the Review Officer quarterly. The Review Officer shall submit confidential quarterly reports with respect to his or her own personal securities transactions to an officer designated to receive his or her reports (“Alternate Review Officer”), who shall act in all respects in the manner prescribed herein for the Review Officer.

2.Every report shall be made not later than 30 days after the end of the calendar quarter in which the transaction to which the report relates was executed, and shall contain the following information:
a)The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Security involved;

b)The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);
c)The price of the Security at which the transaction was executed;
d)The name of the broker, dealer or bank with or through whom the transaction was executed;
e)The date the report was submitted by the Access Person; and
f)With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:
g)The name of the broker, dealer or bank with which the Access Person established the account;
h)The date the account was established; and
i)The date the report was submitted by the Access Person. The Quarterly Transaction Report is attached as Exhibit I.
3.Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect Beneficial Ownership in the Securities to which the report relates.
4.An Access Person need not make a quarterly transaction report with respect to transactions executed pursuant to an Automatic Investment Plan. In addition, Access Persons are not required to submit a quarterly transaction report with respect to transactions executed for, and Securities held in, any account over which the Access Person has no direct or indirect influence or Control.
5.In the event no reportable transactions occurred during the quarter, the report should be so noted and returned signed and dated.
6.An Access Person who would otherwise be required to report his or her transactions under this Code shall not be required to file reports pursuant to this Section V where such person is required to file reports pursuant to a code of ethics described in Section VII, hereof.
7.An Independent Trustee shall report transactions in Securities only if the Trustee knew at the time of the transaction or, in the ordinary course of fulfilling his or her official duties as a trustee, should have known, that during the 15 day period immediately preceding or following the date of the trustee’s transaction, such Security was purchased or sold, or was being considered for purchase or sale, by the Trust. (The “should have known” standard implies no duty of inquiry, does not presume there should have been any deduction or extrapolation from discussions or memoranda dealing with tactics to be employed meeting a Fund’s investment objectives, or that any knowledge is to be imputed because of prior knowledge of the Fund’s portfolio holdings, market considerations, or the Fund’s investment policies, objectives and restrictions.)
8.An Access Person need not submit a quarterly report if the report would duplicate information contained in broker trade confirmations or account statements received by the Review Officer, provided that all required information is contained in the broker trade confirmations or account statements and is received by the Review Officer no later than 30 days after the end of the calendar quarter.

9.Each Independent Trustee shall report the name of any publicly-owned company (or any company anticipating a public offering of its equity securities) and the total number of its shares beneficially owned by him or her if such total ownership is more than 1/2 of 1% of the company’s outstanding shares. Such report shall be made promptly after the date on which the Trustee’s ownership interest equaled or exceeded 1/2 of 1%.

VI.Review and Enforcement.
1.The Review Officer is responsible for identifying each person who is (a) an Access Person of the Trust; and (b) required to report his or her transactions under this Code and shall inform such Access Persons of their reporting obligation under the Code. Such Access Persons shall execute the Compliance Certification attached hereto as Exhibit IV.

2.The Review Officer shall compare all reported personal securities transactions with completed portfolio transactions of the Trust and a list of securities being considered for purchase or sale by the Trust’s adviser(s) and sub-adviser(s) to determine whether a violation of this Code may have occurred. Before making any determination that a violation has been committed by any person, the Review Officer shall give such person an opportunity to supply additional explanatory material.

3.If the Review Officer determines that a violation of this Code may have occurred, he shall submit his written determination, together with the confidential monthly report and any additional explanatory material provided by the individual, to the President of the Trust and outside counsel, who shall make an independent determination as to whether a violation has occurred.

4.If the President and outside counsel find that a violation has occurred, the President shall impose upon the individual such sanctions as he or she deems appropriate and shall report the violation and the sanction imposed to the Board of Trustees of the Trust.

5.No person shall participate in a determination of whether he has committed a violation of the Code or of the imposition of any sanction against himself. If a securities transaction of the President is under consideration, any Vice President shall act in all respects in the manner prescribed herein for the President.

VII.Investment Adviser’s, Administrator’s or Principal Underwriter’s Code of Ethics.

Each investment adviser (including, where applicable, any sub-adviser), administrator or manager (where applicable), and principal underwriter of the Trust shall:
1.Submit to the Board of Trustees of the Trust a copy of its code of ethics adopted pursuant to or in compliance with Rule 17j-1;

2.Promptly report to the Trust in writing any material amendments to such code of ethics;

3.Promptly furnish to the Trust, upon request, copies of any reports made pursuant to such code of ethics by any person who is an Access Person as to the Trust;

4.Shall immediately furnish to the Trust, without request, all material information regarding any violation of such code of ethics by any person who is an Access Person as to the Trust; and

5.At least once a year, provide the Trust a written report that describes any issue(s) that arose during the previous year under its code of ethics, including any material code violations and any resulting sanction(s), and a certification that it has adopted measures reasonably necessary to prevent its personnel from violating its code of ethics.

VIII.Annual Written Report to the Board.
At least once a year, the Review Officer for the Trust will provide the Board of Trustees a written report that includes:
1.Issues Arising Under the Code.    The Report will describe any issue(s) that arose during the previous year under the Code, including any material Code violations, and any resulting sanction(s).

2.Certification. The Report will certify to the Board of Trustees that the Trust has adopted measures reasonably necessary to prevent its personnel from violating the Code.

IX.Records.
The Trust shall maintain records in the manner and to the extent set forth below, which records may be maintained under the conditions described in Rule 31a-2 under the 1940 Act and shall be available for examination by representatives of the Securities and Exchange Commission.
1.A copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

2.A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

3.A copy of each report submitted by an Access Person who is required to report under this Code, including any information provided in lieu of any such reports, shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made or the information is provided, the first two years in an easily accessible place;

4.A list of all persons who are, or within the past five years have been, required to submit their reports pursuant to this Code, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place;

5.A copy of each annual report to the Board of Trustees will be maintained for at least five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

6.A record of any decision, and the reasons supporting the decision, to approve the acquisition of Securities in an IPO or a Private Placement, shall be preserved for at least five years after the end of the fiscal year in which the approval is granted.

X.Miscellaneous.

1.Confidentiality. All reports of securities transactions and any other information filed with the Trust pursuant to this Code shall be treated as confidential.

2.Interpretation of Provisions. The Board of Trustees may from time to time adopt such interpretations of this Code as it deems appropriate.

3.Periodic Review and Reporting. The President of the Trust shall report to the Board of Trustees at least annually as to the operation of this Code and shall address in any such report the need (if any) for further changes or modifications to this Code.

Appendix B. INITIAL HOLDINGS REPORT
The following is a list of all investment accounts and Securities not held in such accounts in which I have Beneficial Ownership, and such information is current as of a date no more than 30 days prior to the date hereof: Table 1 – Investment Accounts Instructions:
•Provide the information requested below for each investment account in which you have Beneficial Ownership. Indicate “N/A” or “None” if appropriate.
•Attach the most recent account statement for each account identified.     Attach separate sheets if necessary

Date of Transaction	Name of Reportable Security	Ticker Symbol or CUSIP	No. of Shares or Principal Amount	Maturity Date and Interest Rate (if applicable)	Price	Name of Broker, Dealer or Bank where held

Table 2 – Other Investment Holdings Instructions:
If you have Beneficial Ownership in any Securities that are not held in an investment account listed above (stock certificates, private equity investments), list them below. Indicate “N/A” or “None” if appropriate. Attach separate sheets if necessary.

Date of Transaction	Name of Reportable Security	Ticker Symbol or CUSIP (if applicable)	No. of Shares or Principal Amount	Maturity Date and Interest Rate (if applicable)	Price	Name of Firm where assets are custodied (if applicable)

Employee Name __________________________________________________
Employee Signature _______________________________________________
Date of Hire: _____________________________________________________

Appendix C.    QUARTERLY TRANSACTION REPORT
QUARTERLY TRANSACTION REPORT
EMPLOYEE NAME (print) ________________________________________________
CALENDAR QUARTER ENDED _______________________________________
DATE SUBMITTED _________________________________________________
Securities Transactions
Please provide the following information for any reportable securities transactions during the quarter (Note: Transactions in both Public and Private [i.e., limited offerings] Reportable Securities are required to be reported, unless otherwise exempted under the Code.)

Date of Transaction	Title of Reportable Security	Ticker Symbol or CUSIP	No. of Shares or Principal Amount	Maturity Date and Interest Rate (if applicable)	Type of Transaction (buy, sell or other – describe)	Price	Name of Broker, Dealer or Bank Effecting Transaction

I had no transactions involving Reportable Securities during the preceding calendar quarter that were required to be reported.
I had transactions involving Reportable Securities during the preceding calendar quarter and are contained on statements which are submitted to the Chief Compliance Officer.

Securities Accounts
If you established and/or closed a securities account during the quarter, please provide the following information:

Name of Broker, Dealer or Bank	Date Account was Established	Date Account was Closed	Name(s) on and Type of Account

I did not establish or close a securities account during the preceding calendar quarter.

I certify that I have included in this report (and in the brokerage statement(s) for this quarter that I have previously provided) all securities transactions and accounts required to be reported in accordance with the Code of Ethics. I further certify that to the best of my knowledge all information provided and representations made are true and accurate and I will comply with the Code of Ethics, and immediately report any potential conflicts of interest I may detect in the future.

EMPLOYEE SIGNATURE ______________________________________________________________
DATE _____________________________________________________________________________

Appendix D.    ANNUAL HOLDINGS REPORT
This report must be completed and returned to the Compliance Department no later than 30 days after the end of the year.
I.Personal Securities Transactions (Check the ONE statement that applies)
I hereby certify that I and/or members of my household have engaged in one or more transactions during the last calendar quarter. A list of these personal securities transactions is attached. (Note: you do not need to complete the attached security detail section of this report if all of your trading confirmations and account statements are already being delivered to the Chief Compliance Officer).

Neither I, nor any member of my household, have engaged in any transactions during the last calendar quarter.

II.New Accounts Established (Check the ONE statement that applies)
I, or a member of my household, have established the following new accounts with brokers, dealers or banks in which securities are held for my direct or indirect benefit.

Name of Broker, Dealer or Bank	Date Account was Established	Account Title

Neither I nor any member of my household established any new accounts during the last calendar quarter.

III.Holdings in Private Placement and Limited Offerings
Only report holdings in private placements and limited partnership investments acquired during the last year.
If you have no holdings in private placements and limited partnership investments, please write “N/A” in the first blank window.

Name of Private Placement or Limited Partnership	Amount of Initial Investment	Date of Investment	Purpose of LP

IV.Annual Holdings
I certify that I have supplied the Compliance Department copies of statements for any accounts maintained by me or members of my household as of the date of the last calendar year.
V.Annual Acknowledgement

I acknowledge that I have received a copy of the current Compliance Manual and Code of Ethics and I represent that:
a.I acknowledge receipt of a copy of the Trust’s Code of Ethics. I have read its terms and understand that I am fully subject to its provisions.

b.I have specifically read the Code of Ethics and I understand that it applies to me and to all Investments in which I have or acquire Beneficial Ownership. I have read the definition of “Beneficial Ownership” contained within the Code of Ethics, and I understand that I may be deemed to have Beneficial Ownership in Investments owned by members of my Household and that transactions effected by members of my Household may therefore be subject to this Code of Ethics.

c.I agree that in case of a violation, I may be subject to various possible sanctions (pursuant to both the Code of Ethics and the Compliance Manual) and as determined by the Chief Compliance Officer. Possible sanctions include verbal and written warnings, fines, trading suspensions, reversal of trades by which I agree to disgorge and forfeit any profits or absorb any loss on prohibited transactions, termination of employment, civil referral to the Securities and Exchange Commission, and criminal referral.

Printed Name _____________________________________________________________________
Signature _________________________________________________________________________
Date _____________________________________________________________________________

CCO Review: __________
Date: ________________

Appendix E.    INITIAL ACKNOWLEDGEMENT

______________________________________________________________________________ Last Name First Name MI _____________________________________________________________________________ Date of Hire

I acknowledge that I have received a copy of the current Code of Ethics and I represent that:
a.I acknowledge receipt of a copy of the Code of Ethics contained therein. I have read its terms and understand that I am fully subject to its provisions.
b.I have specifically read the Code of Ethics and I understand that it applies to me and to all Investments in which I have or acquire Beneficial Ownership. I have read the definition of “Beneficial Ownership” contained within the Code of Ethics, and I understand that I may be deemed to have Beneficial Ownership in Investments owned by members of my Household and that transactions effected by members of my Household may therefore be subject to this Code of Ethics.
c.I agree that in case of a violation, I may be subject to various possible sanctions (pursuant to both the Code of Ethics and the Compliance Manual) and as determined by the Chief Compliance Officer. Possible sanctions include verbal and written warnings, fines, trading suspensions, reversal of trades by which I agree to disgorge and forfeit any profits or absorb any loss on prohibited transactions, termination of employment, civil referral to the Securities and Exchange Commission, and criminal referral.
d.I will comply with the Compliance Manual and the Code of Ethics in all respects.

EMPLOYEE SIGNATURE __________________________________________________________
DATE SUBMITTED _______________________________________________________________

CCO REVIEW ___________________________________________________________________
DATE _________________________________________________________________________